Exhibit 10.57

Abbott Laboratories

Description of Base Salary of Named Executive Officers

Set forth below are the base salaries, effective December 31, 2009 and March 1, 2010, of Miles D. White, Thomas C. Freyman, John M. Capek, Laura J. Schumacher, and James L. Tyree, all of whom were named executive officers in 2009.

Miles D. White

Base Salary
December 31, 2009	$1,861,700
March 1, 2010	$1,900,000

Thomas C. Freyman

Base Salary
December 31, 2009	$919,100
March 1, 2010	$946,700

John M. Capek

Base Salary
December 31, 2009	$615,900
March 1, 2010	$634,400

Laura J. Schumacher

Base Salary
December 31, 2009	$803,400
March 1, 2010	$827,500

James L. Tyree

Base Salary
December 31, 2009	$723,100
March 1, 2010	$744,800